Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2021, (June 17, 2021, as to the subsequent events described in Note 19) relating to the financial statements of Mister Car Wash, Inc., appearing in Registration Statement No. 333-256697, as amended.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

June 25, 2021